Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements:
Registration Statement (Form S-8 No. 33-90410) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-100646) of Callon Petroleum Company;
Registration Statement (Form S-3 No. 333-87945) of Callon Petroleum Company;
Registration Statement (Form S-3 No. 333-60606) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-47784) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29537) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29529) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-109744) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-135703) of Callon Petroleum Company
of our reports dated March 15, 2007, with respect to the consolidated financial statements of Callon Petroleum Company, Callon Petroleum Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Callon Petroleum Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
New Orleans, Louisiana
March 15, 2007